UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) June 27, 2003
                                (June 24, 2003)



                             HALLADOR PETROLEUM COMPANY
               (Exact name of registrant as specified in charter)



         Colorado                   0-14731             84-1014610
  (State or other juris-          (Commission         (IRS Employer
 diction of incorporation)        file number)      Identification No.)



                1660 Lincoln Street, Suite 2700, Denver, CO 80264
               (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code: 303.839.5504


Item 4.  Changes in Registrant's Certifying Accountant.

On June 23, 2003, the Audit Committee of our Board of Directors dismissed KPMG LLP (KPMG) as our independent public accountant and engaged Ehrhardt Keefe Steiner & Hottman PC (EKS&H) to serve as our independent public accountant for the year ending December 31, 2003.

KPMG's report on our consolidated financial statements for the year ended December 31, 2002, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the course of KPMG's engagement as our independent public accountant from July 24, 2002 until June 23, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement in connection with their report. In addition, during the above period, there were no reportable events as defined in
Item 304(a)(1)(v) of Regulation S-K

We provided KPMG with a copy of the foregoing statements.  Attached as
Exhibit 16 is a copy of a letter from KPMG, dated June 27, 2003, stating its agreement with such statements.

During our two most recent fiscal years and through the date of engaging EKS&H we did not consult with EKS&H with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

We filed Form 8-K on July 31, 2002 to report a change in certifying accountants from Arthur Andersen LLP to KPMG. Such Form 8-K is hereby incorporated by reference.

Item 7.  Financial Statements and Exhibits.

The following exhibit is filed with this Report:

Exhibit No.    Document

   16 Letter from KPMG LLP, dated June 27, 2003, to the Securities and Exchange Commission.


                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  HALLADOR PETROLEUM COMPANY
                                         (Registrant)


Dated: June 27, 2003              By:/S/VICTOR P STABIO
                                      Victor P. Stabio
                                      Chief Executive Officer and President